EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
ViewPoint Financial Group
(federal charter)
|100%
ViewPoint Bank
(federal charter)
| 100%
ViewPoint Bankers Mortgage, Inc.
(Texas)